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(212) 455-2000


                                                                   May 16, 2000


The Salomon Brothers Fund Inc
7 World Trade Center, 38th Floor
New York, New York  10048

Ladies and Gentlemen:


     We have acted as counsel to The Salomon Brothers Fund Inc, a Maryland corporation (the "Fund"), in connection with the Registration Statement on Form N-2 (the "Registration Statement") filed by the Fund with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), relating to the issuance by the Fund to its stockholders of non-transferable rights (the "Rights") entitling the holders thereof to subscribe for up to 11,826,140 shares of capital stock of the Fund, par value $1.00 per share (the "Shares").



     We have examined the Registration Statement and a form of the share certificate which has been filed with the Commission and incorporated by reference in the Registration Statement. We also have examined the originals, or duplicates or certified or conformed copies, of such records, agreements, instruments and other documents and have made such other and further investigations as we have deemed relevant and necessary in connection with the opinion expressed herein. As to questions of fact material to this









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The Salomon Brothers Fund Inc             -2-                      May 16, 2000


opinion, we have relied upon certificates of public officials and of officers and representatives of the Fund.

     In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents.

     Based upon the foregoing, and subject to the qualifications and limitations stated herein, we are of the opinion that the issuance and sale of the Shares by the Fund have been duly authorized and, upon payment and delivery as contemplated by the Registration Statement, the Shares will be validly issued, fully paid and nonassessable.

     Insofar as the opinion expressed herein relates to or is dependent upon matters governed by the laws of the State of Maryland, we have relied upon the opinion of Piper Marbury Rudnick & Wolfe LLP dated the date hereof.

     We are members of the Bar of the State of New York and we do not express any opinion herein concerning any law other than the law of the State of New York.








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The Salomon Brothers Fund Inc             -3-                      May 16, 2000


     We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to us under the caption "Legal Matters" in the Prospectus forming a part thereof.

                                          Very truly yours,

                                          /s/ Simpson Thacher & Bartlett

                                          SIMPSON THACHER & BARTLETT